Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES 2013 FINANCIAL RESULTS

January 23, 2014

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported unaudited operating net income of $23.6 million for the year ended December 31, 2013, compared to $14.4 million in 2012. Operating net income excludes $3.6 million of after-tax merger charges from the Company’s net income for 2013. On an operating basis, net income available to common shareholders increased 101% to $21.9 million and $0.90 per share in 2013, compared to $10.9 million and $0.46 per share in 2012.

Net income available to common shareholders, on an operating basis, was $4.3 million and $0.18 per share in the fourth quarter of 2013, compared to $3.6 million and $0.15 in the same quarter in 2012. Results in the fourth quarter of 2013 were adversely impacted by higher than normal credit costs and lower profitability associated with mortgage operations. Additionally, because the merger with The Prosperity Banking Company occurred on December 23, 2013, the acquisition’s impacts to the Company’s revenue and net income were minimal.

Highlights of the Company’s results for 2013 include the following:

•	Completed the acquisition of The Prosperity Banking Company, increasing total assets by $744.9 million.

•	Total revenue (excluding gains on investments and FDIC-assisted transactions) increased by 7.2% to $162.6 million as compared to 2012.

•	Internally driven growth in non-covered loans totaled $167.8 million, or 11.6%.

•	Net interest margin increased slightly to 4.74% in 2013 from 4.60% in 2012.

•	Return on average assets and return on average tangible equity (excluding merger-related charges) improved to 0.82% and 9.51%, respectively.

•	Annualized net charge-offs for the year declined to 0.69% of total loans, compared to 2.76% for the year ended December 31, 2012.

•	Credit costs (provision and problem loan and OREO expenses) declined to $27.0 million in 2013, compared to $53.5 million in 2012.

•	Non-performing legacy assets declined 20.6% during 2013, ending the year at $62.6 million, compared to $78.7 million at the end of December 31, 2012.

•	Noninterest income, excluding gains on FDIC-assisted transactions, increased $8.7 million, or 23.0%, from $37.8 million in 2012 to $46.5 million in 2013.

Acquisition of The Prosperity Banking Company

The Company successfully completed the acquisition of The Prosperity Banking Company on December 23, 2013. Highlights of the merger are as follows:

•	Added $744.9 million in total assets and 12 retail offices in northern Florida.

•	Added $449.7 million in loans and $473.7 million in total deposits.

•	The Company recorded $34.1 million in additional goodwill and $4.4 million in core deposit intangibles associated with the merger.

•	Non-accretable credit marks totaling $37.7 million were recorded on the loan portfolio. An additional $1.3 million was recorded against OREO balances.

•	A total of 1,168,918 shares were issued, with a closing price of $21.07 per share on the merger date, in exchange for the outstanding stock of The Prosperity Banking Company.

Increase in Net Interest Income

Net interest income increased in 2013 to $116.2 million, up from $114.4 million reported in 2012. Lower levels of accretion on covered assets were more than offset by lower deposit costs, pushing the Company’s net interest margin higher in 2013 to 4.74%, compared to 4.60% during 2012. Yields on earning assets in 2013 declined only slightly to 5.15%, compared to 5.20% in 2012. Better allocation of earning assets helped mitigate the impact to overall yields on earning assets from lower yields on loans and investments. Average loans comprised 82.6% of total earning assets during 2013, compared to 79.0% during 2012. Short-term assets fell to 4.0% of earning assets during 2013 compared to 6.2% during 2012.

Non-covered loan yields decreased during the year, averaging 5.41% in 2013, compared to 5.58% in 2012. Yields on new loan production in the fourth quarter of 2013 were 4.87%, compared to 4.94% in the fourth quarter of 2012. While yields on production of new and renewed loans are below current portfolio yields, management anticipates the revenue impact to be muted as they expect continued growth in total loans and less interest rate pressure due to a recent increase in interest rates. Covered loan yields increased from 7.33% in 2012 to 7.62% in 2013, as adjustments made to certain fair value determinations and resolutions of problem credit positively impacted the covered loan yield. As expected cash flow on covered loans improves, a portion of the loan discount that was previously attributable to credit problems is reclassified into interest income. This reclassification occurs over the estimated life of the loan.

The Company has offset the declines in earning asset yields with corresponding declines in funding costs. Deposit costs, the Company’s largest funding expense, declined from 0.51% in 2012 to 0.34% in 2013. That decline relates to continued shifts in deposit mix, favoring lower cost transaction accounts and non-interest bearing balances, and lower market rates in the Company’s communities. Savings on time deposits were most significant, with CD costs falling from 1.06% in 2012 to 0.73% in 2013. Additional savings have been achieved from improvement in the deposit mix, with average time deposits representing only 27.0% of total deposits in 2013, compared to 32.0% in 2012.

Non-Interest Income

Excluding gains on FDIC-assisted transactions, non-interest income increased by 23.0% in 2013 to $46.5 million, compared to $37.8 million in 2012. The majority of the growth resulted from the Company’s mortgage operations, although additional revenues were recorded on SBA activities and bank owned life insurance.

Mortgage revenue increased by 47.3% in 2013, to $19.1 million, compared to 2012. However, on a quarterly basis, mortgage revenue declined 15.1% against the third quarter of 2013. The decline in mortgage revenue relates to a slower quarter in loan closings and a measurable drop in the Company’s open pipeline. Loan production declined in the fourth quarter by $2.7 million to $149.3 million and the open pipeline declined from $72.5 million at September 30, 2013 to $40.5 million at December 31, 2013. Pipelines are refilling rapidly in the first quarter of 2014, despite the aggressive restructuring actions taken in the fourth quarter.

During 2013, the Company recorded pre-tax gains of approximately $1.5 million on sales of SBA loans, compared to $264,000 during 2012. During the fourth quarter of 2013, the Company began hiring dedicated development officers, and the Company expects to continue hiring for most of 2014. Management believes that combined production from the dedicated SBA officers and the existing branch referrals pose a meaningful opportunity for revenue growth in 2014 and beyond.

Non-Interest Expense

Total operating expenses increased 2.0% in 2013 to $121.9 million, compared to $119.5 million for 2012. Excluding the effect of credit-related costs in both years and merger charges in 2013, operating expenses would have reflected an increase of 9.7% to $106.5 million in 2013, compared to $97.1 million in 2012. This growth in operating expenses relates almost entirely to the increased costs associated with the Company’s mortgage operations, which reflected 63.8% growth in total revenue. Costs associated with this growth in revenues totaled $18.1 million in 2013, compared to $9.9 million in 2012.

	Three Month Period:					Twelve Months Period:
	4Q ‘13	3Q ‘13	2Q ‘13	1Q ‘13	4Q ‘12	Dec 2013	Dec 2012
Total reported operating expenses	37,624	28,749	26,688	28,884	29,791	121,945	119,469
Less: merger related charges	4,350	512	—	—	—	4,862	—
Less: mortgage related expenses	5,493	4,540	4,351	3,721	3,589	18,105	9,891
Less: credit and OREO costs	5,322	2,971	2,349	4,844	2,548	15,486	22,417

Recurring operating expenses – Banking Division	22,459	20,726	19,988	20,319	23,654	83,492	87,161

As reflected above, mortgage expenses declined compared to the third quarter of 2013. However, restructuring charges and non-recurring amounts totaling approximately $600,000 were reflected in the current quarter. Restructuring efforts in the current quarter centered on significantly scaling back the Company’s wholesale division, as well as reducing lower level producers and accompanying back office overhead. Management believes these efforts, combined with current levels of production and open pipelines, are adequate to regain profitability at appropriate levels.

Balance Sheet Trends

Total assets increased $648.6 million during 2013, ending the year at $3.67 billion, compared to $3.01 billion at December 31, 2012. Total loans, excluding purchased non-covered and covered loans, were $1.62 billion at December 31, 2013, increasing 11.6%, or $167.8 million, during the year. Expansion of loan officer teams in the Company’s larger metro markets contributed significantly to the growth, as did several newer lines of business, including mortgage banking. Purchased non-covered loans of $448.8 million are attributable to the acquisition of The Prosperity Banking Company during 2013. Covered loans declined by $117.5 million during 2013 to $390.2 million at year-end, compared to $507.7 million reported at December 31, 2012.

Total deposits increased $374.6 million to $3.00 billion during 2013, compared to $2.62 billion at December 31, 2012. Noninterest-bearing demand deposits grew 30.9% in 2013 after growing 29.2% in 2012, ending the year at $668.5 million, or 22.3% of total deposits, compared to 19.5% of total deposits at December 31, 2012.

Credit Expenses and Asset Quality

Credit expenses for the year ended December 31, 2013, totaled $27.4 million, compared to $54.2 million in 2012. The decline in credit costs were driven by declines in levels of existing non-performing assets and declines in the in-migration of new non-accrual loans. Management expects that the improving market conditions for the resolution and/or sale of problem assets and the slower pace of new problem assets will allow for continued reduction in credit costs in 2014.

Total non-covered, non-performing assets at December 31, 2013 were $73.5 million, compared to $78.7 million at December 31, 2012. Included in levels reported at the end of 2013 were $10.9 million in non-performing assets acquired in the Prosperity merger. Total classified loans, excluding purchased non-covered and covered loans, declined 20.7% during 2013, ending the year at $58.1 million, compared to $73.3 million at December 31, 2012. A slower pace of migration to classified and non-accrual status during 2013 compared to prior years and an accelerated pace of resolution led to the improvement in classified assets.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 68 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
EARNINGS

Net Income Available to Common Shareholders	$966	$6,234	$6,236	$4,844	$3,554	$18,280	$10,859

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.04	$0.26	$0.26	$0.20	$0.15	$0.76	$0.46
Diluted	$0.04	$0.26	$0.26	$0.20	$0.15	$0.75	$0.46
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$11.50	$10.98	$10.88	$10.72	$10.56	$11.50	$10.56
Tangible book value per share (period end)	$9.87	$10.85	$10.74	$10.57	$10.39	$9.87	$10.39
Weighted average number of shares:
Basic	24,021,447	23,900,665	23,878,898	23,867,691	23,815,583	23,917,551	23,801,500
Diluted	24,450,619	24,315,821	24,287,628	24,246,346	23,857,095	24,346,723	23,843,012
Period-end number of shares	25,098,427	23,907,509	23,894,327	23,875,680	23,799,768	25,098,427	23,799,768
Market data:
High closing price	$21.42	$19.79	$16.94	$14.51	$12.71	$21.42	$13.40
Low closing price	$17.69	$17.35	$13.16	$12.79	$10.50	$12.79	$10.34
Period end closing price	$21.11	$18.38	$16.85	$14.35	$12.49	$21.11	$12.49
Average daily volume	94,636	75,545	53,403	51,887	48,295	69,137	52,830

PERFORMANCE RATIOS
Return on average assets	0.19%	0.94%	0.95%	0.75%	0.62%	0.70%	0.49%
Return on average common equity	2.20%	10.75%	10.66%	8.53%	7.72%	8.06%	6.00%
Earning asset yield (TE)	4.84%	5.20%	5.38%	5.21%	5.22%	5.15%	5.20%
Total cost of funds	0.40%	0.39%	0.40%	0.40%	0.44%	0.40%	0.56%
Net interest margin (TE)	4.43%	4.80%	4.96%	4.79%	4.75%	4.74%	4.60%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	26.45%	27.76%	26.16%	26.27%	25.86%	26.67%	19.84%
Efficiency ratio	92.74%	69.09%	65.32%	72.76%	71.85%	74.94%	69.35%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	8.63%	10.30%	10.25%	9.91%	9.24%	8.63%	9.24%
Tangible common equity to tangible assets	6.83%	9.22%	9.15%	8.83%	8.20%	6.83%	8.20%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	6.83%	9.22%	9.15%	8.83%	8.20%	6.83%	8.20%
Effect of preferred equity	0.76%	0.99%	0.99%	0.97%	0.92%	0.76%	0.92%
Effect of goodwill and other intangibles	1.04%	0.09%	0.11%	0.12%	0.12%	1.04%	0.12%

Equity to assets (GAAP)	8.63%	10.30%	10.25%	9.91%	9.24%	8.63%	9.24%

OTHER PERIOD-END DATA
Banking Division FTE	820	678	683	693	736	820	736
Mortgage Division FTE	164	158	155	127	130	164	130

Total Ameris Bancorp FTE Headcount	984	836	838	820	866	984	866

Assets per Banking Division FTE	$4,473	$4,157	$4,112	$4,129	$4,102	$4,473	$4,102
Branch locations	68	57	57	57	66	68	66
Deposits per branch location	$44,106	$42,867	$42,861	$43,684	$39,768	$44,106	$39,768

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
INCOME STATEMENT

Interest income
Interest and fees on loans	$29,289	$29,633	$29,859	$28,716	$30,329	$117,497	$119,310
Interest on taxable securities	1,998	1,720	1,719	1,697	1,737	7,134	8,250
Interest on nontaxable securities	342	352	344	375	371	1,413	1,475
Interest on deposits in other banks	118	44	29	85	102	276	434
Interest on federal funds sold	2	—	—	—	—	2	10

Total interest income	31,749	31,749	31,951	30,873	32,539	126,322	129,479

Interest expense
Interest on deposits	$2,066	$2,025	$2,083	$2,226	$2,603	$8,400	$13,327
Interest on other borrowings	632	404	392	309	377	1,737	1,747

Total interest expense	2,698	2,429	2,475	2,535	2,980	10,137	15,074

Net interest income	29,051	29,320	29,476	28,338	29,559	116,185	114,405

Provision for loan losses	1,478	2,920	4,165	2,923	4,442	11,486	31,089

Net interest income/(loss) after provision for loan losses	$27,573	$26,400	$25,311	$25,415	$25,117	$104,699	$83,316

Noninterest income
Service charges on deposit accounts	$5,065	$4,948	$4,695	$4,837	$5,299	$19,545	$19,576
Mortgage banking activity	4,431	5,232	5,001	4,464	4,768	19,128	12,989
Other service charges, commissions and fees	612	593	617	329	387	2,151	1,431
Gain (loss) on sale of securities	—	—	(1)	172	322	171	536
Gains from acquisitions	—	—	—	—	—	0	20,037
Other non-interest income	1,409	1,515	1,072	1,558	1,128	5,554	3,305

Total noninterest income	11,517	12,288	11,384	11,360	11,904	46,549	57,874

Noninterest expense
Salaries and employee benefits	15,071	14,412	13,381	13,806	15,785	56,670	53,122
Occupancy and equipment expenses	3,228	3,149	2,978	2,931	3,653	12,286	13,208
Data processing and telecommunications expenses	3,061	3,072	2,836	2,570	3,254	11,539	10,683
Credit related expenses (1)	5,322	2,971	2,349	4,844	2,548	15,486	22,416
Advertising and marketing expenses	604	434	327	255	488	1,620	1,622
Amortization of intangible assets	346	346	358	364	364	1,414	1,359
Other non-interest expenses	9,992	4,365	4,459	4,114	3,699	22,930	17,059

Total noninterest expense	37,624	28,749	26,688	28,884	29,791	121,945	119,469

Operating profit	$1,466	$9,939	$10,007	$7,891	$7,230	$29,303	$21,721

Income tax expense	88	3,262	3,329	2,606	2,558	9,285	7,285

Net income	$1,378	$6,677	$6,678	$5,285	$4,672	$20,018	$14,436

Preferred stock dividends	412	443	442	441	1,118	1,738	3,577

Net income available to common shareholders	$966	$6,234	$6,236	$4,844	$3,554	$18,280	$10,859

Diluted earnings available to common shareholders	0.04	0.26	0.26	0.20	0.15	0.75	0.46

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.
	2013	2013	2013	2013	2012
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$62,955	$53,516	$50,343	$50,487	$80,256
Federal funds sold and interest bearing balances	204,984	73,899	43,904	81,205	193,677
Investment securities available for sale, at fair value	486,235	312,248	316,168	324,029	346,909
Other investments	16,828	7,764	7,764	5,528	6,832
Mortgage loans held for sale	67,278	69,634	62,580	42,332	48,786

Loans, net of unearned income	1,618,454	1,589,267	1,555,827	1,492,753	1,450,635
Purchased non-covered loans	448,753	—	—	—	—
Covered loans	390,237	417,649	443,517	460,724	507,712
Less allowance for loan losses	22,377	23,854	24,217	23,382	23,593

Loans, net	2,435,067	1,983,062	1,975,127	1,930,095	1,934,754

Other real estate owned	33,351	37,978	39,885	40,434	39,850
Purchased, non-covered other real estate owned	4,276	—	—	—	—
Covered other real estate owned	45,893	52,552	62,178	77,915	88,273

Total other real estate owned	83,520	90,530	102,063	118,349	128,123
Premises and equipment, net	103,188	65,661	70,167	72,340	75,983
Intangible assets, net	6,009	1,972	2,318	2,676	3,040
Goodwill	35,049	956	956	956	956
FDIC loss sharing receivable	65,441	81,763	105,513	160,979	159,724
Cash value of bank owned life insurance	49,432	49,095	47,495	45,832	15,603
Other assets	51,663	28,402	24,277	26,843	24,409

Total assets	$3,667,649	$2,818,502	$2,808,675	$2,861,651	$3,019,052

Liabilities
Deposits:
Noninterest-bearing	$668,531	$475,505	$475,445	$490,961	$510,751
Interest-bearing	2,330,700	1,967,916	1,967,658	1,999,012	2,113,912

Total deposits	2,999,231	2,443,421	2,443,103	2,489,973	2,624,663
Federal funds purchased & securities sold under agreements to repurchase	83,516	20,255	19,142	22,919	50,120
Other borrowings	195,000	5,000	—	—	—
Other liabilities	3,439	17,201	16,384	22,768	22,983
Subordinated deferrable interest debentures	69,764	42,269	42,269	42,269	42,269

Total liabilities	3,350,950	2,528,146	2,520,898	2,577,929	2,740,035

Stockholders’ equity
Preferred stock	$28,000	$27,938	$27,845	$27,753	$27,662
Common stock	26,462	25,271	25,258	25,239	25,155
Capital surplus	189,722	165,835	165,483	165,078	164,949
Retained earnings	83,991	83,025	76,791	70,554	65,710
Accumulated other comprehensive income/(loss)	(294)	(531)	3,582	6,274	6,607
Less treasury stock	(11,182)	(11,182)	(11,182)	(11,176)	(11,066)

Total stockholders’ equity	316,699	290,356	287,777	283,722	279,017

Total liabilities and stockholders’ equity	$3,667,649	$2,818,502	$2,808,675	$2,861,651	$3,019,052

Other Data
Earning Assets	3,215,941	2,462,697	2,421,996	2,401,043	2,547,719
Intangible Assets	41,058	2,928	3,274	3,632	3,996
Interest Bearing Liabilities	2,678,980	2,035,440	2,029,069	2,064,200	2,206,301
Average Assets	2,937,434	2,806,799	2,820,863	2,875,274	2,985,116
Average Common Stockholders’ Equity	248,429	246,490	251,240	251,214	240,787

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$23,854	$24,217	$23,382	$23,593	$25,901	$23,593	$35,156

Provision for loan loss (2)	1,200	2,449	3,695	2,603	4,091	9,947	28,451

Charge-offs	3,591	3,457	3,200	3,036	6,996	13,284	41,163
Recoveries	914	645	340	222	597	2,121	1,149

Net charge-offs (recoveries)	2,677	2,812	2,860	2,814	6,399	11,163	40,014

Ending balance	$22,377	$23,854	$24,217	$23,382	$23,593	$22,377	$23,593

As a percentage of loans	1.38%	1.50%	1.56%	1.57%	1.63%	1.38%	1.63%
As a percentage of nonperforming loans	76.63%	75.20%	76.13%	62.39%	60.67%	76.63%	60.67%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$543	$482	$324	$410	$562	$1,759	$1,451
Real Estate - Residential	1,785	1,323	1,328	779	2,080	5,215	8,722
Real Estate - Commercial and Farmland	698	1,080	768	1,025	2,352	3,571	20,551
Real Estate - Construction and Development	422	367	576	655	1,561	2,020	9,380
Consumer Installment	143	205	204	167	441	719	1,059

Total charge-offs	3,591	3,457	3,200	3,036	6,996	13,284	41,163

Recoveries
Commercial, Financial and Agricultural	92	212	44	84	56	432	157
Real Estate - Residential	368	291	144	85	26	888	225
Real Estate - Commercial and Farmland	12	5	10	3	450	30	482
Real Estate - Construction and Development	385	84	2	2	17	473	40
Consumer Installment	57	53	140	48	48	298	245

Total recoveries	914	645	340	222	597	2,121	1,149

Net charge-offs (recoveries)	$2,677	$2,812	$2,860	$2,814	$6,399	$11,163	$40,014

Non-accrual loans (excluding purchased non-covered and covered loans)	29,203	31,720	31,811	37,476	38,885	29,203	38,885
Non-accrual purchased non-covered loans	6,659	—	—	—	—	6,659	—
Foreclosed assets (excluding purchased assets)	33,351	37,978	39,885	40,434	39,850	33,351	39,850
Purchased, non-covered other real estate owned	4,276	—	—	—	—	4,276	—
Accruing loans delinquent 90 days or more	—	—	—	—	—	—	—

Total non-performing assets, excluding covered assets	73,489	69,698	71,696	77,910	78,735	73,489	78,735

Non-performing assets as a percent of total assets	2.00%	2.47%	2.55%	2.72%	2.61%	2.00%	2.61%
Net charge offs as a percent of loans (Annualized)	0.66%	0.70%	0.74%	0.76%	1.75%	0.69%	2.76%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2012 and 2013, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Dec.	Sept.	Jun.	Mar.	Dec.
Loans by Type	2013	2013	2013	2013	2012
Commercial, financial & agricultural	$244,373	$244,991	$208,424	$180,888	$174,217
Real estate - construction & development	146,371	132,277	134,607	130,161	114,199
Real estate - commercial & farmland	808,323	799,149	788,654	766,227	732,322
Real estate - residential	351,886	355,920	357,685	355,716	346,480
Consumer installment	34,249	36,303	36,923	37,335	40,178
Other	33,252	20,627	29,534	22,426	43,239

Total Legacy (excluding purchased non-covered and covered)	$1,618,454	$1,589,267	$1,555,827	$1,492,753	$1,450,635

Commercial, financial & agricultural	$32,141	$—	$—	$—	$—
Real estate - construction & development	31,176	—	—	—	—
Real estate - commercial & farmland	179,898	—	—	—	—
Real estate - residential	200,851	—	—	—	—
Consumer installment	4,687	—	—	—	—

Total Purchased non-covered (at fair value)	$448,753	$—	$—	$—	$—

Commercial, financial & agricultural	$26,550	$27,768	$27,371	$28,568	$32,606
Real estate - construction & development	43,179	50,702	52,972	57,114	70,184
Real estate - commercial & farmland	224,451	237,086	255,102	260,159	278,506
Real estate - residential	95,173	101,146	107,107	113,668	125,056
Consumer installment	884	947	965	1,215	1,360

Total Covered (at fair value)	$390,237	$417,649	$443,517	$460,724	$507,712

Total Loan Portfolio:
Commercial, financial & agricultural	$303,064	$272,759	$235,795	$209,456	$206,823
Real estate - construction & development	220,726	182,979	187,579	187,275	184,383
Real estate - commercial & farmland	1,212,672	1,036,235	1,043,756	1,026,386	1,010,828
Real estate - residential	647,910	457,066	464,792	469,384	471,536
Consumer installment	39,820	37,250	37,888	38,550	41,538
Other	33,252	20,627	29,534	22,426	43,239

Total Loans	$2,457,444	$2,006,916	$1,999,344	$1,953,477	$1,958,347

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$515	$521	$1,059	$799	$802
Real estate - construction & development	1,896	1,926	1,946	1,883	1,735
Real estate - commercial & farmland	6,913	6,693	7,529	8,878	8,947
Real estate - residential	7,818	7,871	7,468	6,953	7,254
Consumer installment	72	13	13	—	6

Total Accruing TDRs	$17,214	$17,024	$18,015	$18,513	$18,744

Non-accruing loan types:
Commercial, financial & agricultural	$525	$533	$—	$—	$—
Real estate - construction & development	32	29	29	43	—
Real estate - commercial & farmland	2,273	1,858	1,493	3,595	4,149
Real estate - residential	834	704	1,046	1,111	1,022
Consumer installment	19	26	—	6	—

Total Non-accrual TDRs	$3,683	$3,150	$2,568	$4,755	$5,171

Total Troubled Debt Restructurings	$20,897	$20,174	$20,583	$23,268	$23,915

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$74,381	$72,759	$44,852	$40,268	$32,993
Grade 15 - Good credit	230,212	230,810	241,690	232,773	236,500
Grade 20 - Satisfactory credit	773,051	731,154	708,606	665,777	641,950
Grade 23 - Performing, under-collateralized credit	31,604	30,729	29,829	29,403	31,433
Grade 25 - Minimum acceptable credit	420,491	433,358	443,105	425,646	399,210
Grade 30 - Other asset especially mentioned	30,591	28,952	29,265	32,485	35,298
Grade 40 - Substandard	57,987	61,270	57,880	66,147	72,994
Grade 50 - Doubtful	137	235	598	254	257
Grade 60 - Loss	—	—	2	—	—

Total	$1,618,454	$1,589,267	$1,555,827	$1,492,753	$1,450,635

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
AVERAGE BALANCES

Federal funds sold	$3,243	$—	$—	$—	$57	$817	$14,800
Interest bearing deposits in banks	172,117	66,424	52,090	101,452	152,875	98,128	140,701
Investment securities - taxable	276,702	260,262	271,282	286,745	300,773	273,065	313,362
Investment securities - nontaxable	51,291	52,279	50,300	53,819	52,017	51,917	48,111
Other investments	8,255	7,764	7,002	6,687	6,702	7,431	8,261
Mortgage loans held for sale	130,971	125,113	100,766	63,732	46,763	110,542	29,194
Loans	1,537,654	1,500,447	1,471,778	1,424,594	1,424,302	1,478,816	1,393,012
Purchased non-covered loans	43,900	—	—	—	—	11,065	—
Covered loans	401,045	427,482	444,616	491,691	519,892	440,923	553,657

Total Earning Assets	$2,625,178	$2,439,771	$2,397,834	2,428,720	2,503,381	$2,472,704	$2,501,098

Noninterest bearing deposits	$528,732	$468,588	$479,054	$481,760	$502,069	$489,613	$447,111
NOW accounts	604,828	573,088	579,312	633,313	626,440	597,490	610,399
MMDA	655,782	639,304	611,562	592,842	606,908	625,085	613,296
Savings accounts	107,058	104,498	104,534	102,380	100,722	104,630	96,493
Retail CDs < $100,000	293,689	290,771	298,553	313,191	342,518	300,184	361,083
Retail CDs > $100,000	352,043	349,931	358,980	368,577	391,075	356,108	412,185
Brokered CDs	10,687	12,970	16,176	19,448	34,588	14,791	57,273

Total Deposits	2,552,819	2,439,150	2,448,171	2,511,511	2,604,320	2,487,901	2,597,840

FHLB advances	9,521	—	—	—	—	2,400	3,635
Other borrowings	6,304	1,739	—	—	—	2,027	—
Subordinated debentures	46,263	42,269	42,269	42,269	42,269	43,276	42,269
Federal funds purchased and securities sold under agreements to repurchase	41,402	18,446	20,530	27,191	36,165	26,908	26,563

Total Non-Deposit Funding	103,490	62,454	62,799	69,460	78,434	74,611	72,467

Total Funding	$2,656,309	$2,501,604	$2,510,970	$2,580,971	$2,682,754	$2,562,512	$2,670,307

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$2	$—	$—	$—	$—	$2	$10
Interest bearing deposits in banks	118	44	29	85	102	276	434
Investment securities - taxable	1,998	1,720	1,719	1,697	1,737	7,134	8,250
Investment securities - nontaxable (TE)	462	475	464	506	501	1,907	1,991
Mortgage loans held for sale	1,121	1,231	959	572	455	3,883	1,058
Loans (TE)	20,243	20,254	19,904	19,604	20,224	80,005	77,772
Purchased non-covered loans	570	—	—	—	—	570	—
Covered loans	7,508	8,248	9,066	8,765	9,859	33,587	40,590

Total Earning Assets	$32,022	$31,972	$32,141	$31,229	$32,878	$127,364	$130,105

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	297	248	250	302	340	1,097	1,613
MMDA	625	606	555	522	537	2,308	2,811
Savings accounts	29	29	29	29	30	116	132
Retail CDs < $100,000	399	406	437	498	600	1,740	3,101
Retail CDs > $100,000	629	635	675	706	815	2,645	4,117
Brokered CDs	86	101	137	169	281	493	1,553

Total Deposits	2,065	2,025	2,083	2,226	2,603	8,399	13,327

FHLB advances	63	—	—	—	—	63	110
Other borrowings	137	20	—	—	—	157	—
Subordinated debentures	376	359	363	270	332	1,368	1,482
Repurchase agreements	56	25	28	37	43	146	149
Correspondent bank line of credit and other	—	1	1	2	2	4	6

Total Non-Deposit Funding	632	405	392	309	377	1,738	1,747

Total Funding	$2,697	$2,430	$2,475	$2,535	$2,980	$10,137	$15,074

Net Interest Income (TE)	$29,325	$29,542	$29,666	$28,694	$29,898	$117,227	$115,031

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2013	2013	2013	2013	2012	2013	2012
YIELDS (1)

Federal funds sold	0.24%	0.00%	0.00%	0.00%	0.00%	0.24%	0.07%
Interest bearing deposits in banks	0.27%	0.26%	0.22%	0.34%	0.27%	0.28%	0.31%
Investment securities - taxable	2.86%	2.62%	2.54%	2.40%	2.30%	2.61%	2.63%
Investment securities - nontaxable	3.57%	3.61%	3.70%	3.81%	3.83%	3.67%	4.14%
Mortgage loans held for sale	3.40%	3.90%	3.82%	3.64%	3.87%	3.51%	3.62%
Loans	5.22%	5.36%	5.42%	5.58%	5.65%	5.41%	5.58%
Purchased non-covered loans	5.15%	0.00%	0.00%	0.00%	0.00%	5.15%	0.00%
Covered loans	7.43%	7.65%	8.18%	7.23%	7.54%	7.62%	7.33%

Total Earning Assets	4.84%	5.20%	5.38%	5.21%	5.22%	5.15%	5.20%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.19%	0.17%	0.17%	0.19%	0.22%	0.18%	0.26%
MMDA	0.38%	0.38%	0.36%	0.36%	0.35%	0.37%	0.46%
Savings accounts	0.11%	0.11%	0.11%	0.11%	0.12%	0.11%	0.14%
Retail CDs < $100,000	0.54%	0.55%	0.59%	0.64%	0.70%	0.58%	0.86%
Retail CDs > $100,000	0.71%	0.72%	0.75%	0.78%	0.83%	0.74%	1.00%
Brokered CDs	3.19%	3.09%	3.40%	3.52%	3.23%	3.33%	2.71%

Total Deposits	0.32%	0.33%	0.34%	0.36%	0.40%	0.34%	0.51%

FHLB advances	2.63%	0.00%	0.00%	0.00%	0.00%	2.63%	3.03%
Subordinated debentures	3.22%	3.37%	3.44%	2.59%	3.12%	3.16%	3.51%
Repurchase agreements	0.54%	0.54%	0.55%	0.55%	0.47%	0.54%	0.56%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.42%	2.57%	2.50%	1.80%	1.91%	2.33%	2.41%

Total funding (3)	0.40%	0.39%	0.40%	0.40%	0.44%	0.40%	0.56%

Net interest spread	4.44%	4.81%	4.98%	4.81%	4.78%	4.76%	4.64%

Net interest margin	4.43%	4.80%	4.96%	4.79%	4.75%	4.74%	4.60%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Pretax, Pre-provision Earnings Reconciliation	2013	2013	2013	2013	2012	2013	2012
Pre-tax operating profit/(loss)	$1,466	$9,939	$10,007	$7,891	$7,230	$29,303	$21,721
Plus: Credit Related Costs
Provision for loan losses	1,478	2,920	4,165	2,923	4,442	11,486	31,089
(Gains)/Losses on the sale of legacy OREO	310	(157)	134	(20)	464	267	9,512
Problem loan and OREO expense	5,012	3,128	2,215	4,864	2,084	15,219	12,905
Interest reversed (received) on non-accrual loans	29	216	118	54	227	417	718

Total Credit-Related Costs	6,829	6,107	6,632	7,821	7,217	27,389	54,224

Plus: Non-recurring acquisition/conversion charges	4,350	512	—	—	2,125	4,862	2,125
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—	—	(20,037)
Gains on sales of securities	—	—	1	(172)	(322)	(171)	(536)
Gains on sales of bank premises	—	159	(227)	(242)	—	(310)	—
Other non-recurring adjustments	—	(1,771)	(2,067)	(1,017)	(2,423)	(4,855)	1,402

Pretax, Pre-provision earnings	$12,645	$14,946	$14,346	$14,281	$13,827	$56,218	$58,899

As percentage of average assets, annualized	1.71%	2.11%	2.04%	2.01%	1.84%	1.91%	1.97%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Recurring Operating Expenses	2013	2013	2013	2013	2012	2013	2012
Total Operating Expenses	37,624	28,749	26,688	28,884	29,791	121,945	119,469
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(310)	157	(134)	20	(464)	(267)	(9,512)
Gains/(Losses) on the sale of covered OREO	—	—	—	(3,176)	—	(3,176)	—
Problem loan and OREO expense	(5,012)	(3,128)	(2,215)	(1,688)	(2,084)	(12,043)	(12,905)
Severance payments	—	(99)	—	—	(750)	(99)	(1,302)
Conversion/acquisition expenses	(4,350)	(413)	—	—	(1,375)	(4,763)	(1,660)
Gains/(Losses) on the sale of premises	—	(159)	227	242	—	310	—

Recurring operating expenses	$27,952	$25,107	$24,566	$24,282	$25,118	$101,907	$94,090

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Segment Reporting	2013	2013	2013	2013	2012	2013	2012
Banking Division:
Net interest income	$27,930	$28,089	$28,517	$27,766	$29,104	$112,302	$113,347
Provision for loan losses	1,478	2,920	4,165	2,923	4,442	11,486	31,089
Noninterest income	7,086	7,054	6,383	6,896	7,136	27,419	44,885
Noninterest expense:
Salaries and employee benefits	11,841	10,799	10,478	11,037	13,021	44,155	45,456
Occupancy	3,080	3,029	2,781	2,765	3,476	11,655	12,726
Data Processing	2,953	2,908	2,634	2,471	3,119	10,966	10,341
Other expenses	14,257	7,473	6,444	8,890	6,586	37,064	41,055

Total noninterest expense	32,131	24,209	22,337	25,163	26,202	103,840	109,578

Income before income taxes	1,407	8,014	8,398	6,576	5,596	24,395	17,565
Income Tax	67	2,588	2,766	2,146	1,986	7,567	5,831
Net income	1,340	5,426	5,632	4,430	3,610	16,828	11,734
Preferred stock dividends	412	443	442	441	1,118	1,738	3,577

Net income available to common shareholders	$928	$4,983	$5,190	$3,989	$2,492	$15,090	$8,157

Mortgage Division:
Net interest income	$1,121	$1,231	$959	$572	$455	$3,883	$1,058
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	4,431	5,234	5,001	4,464	4,768	19,130	12,989
Noninterest expense:
Salaries and employee benefits	3,230	3,613	2,903	2,769	2,764	12,515	7,666
Occupancy	148	120	197	166	177	631	482
Data Processing	108	164	202	99	135	573	342
Other expenses	2,007	643	1,049	687	513	4,386	1,401

Total noninterest expense	5,493	4,540	4,351	3,721	3,589	18,105	9,891

Income before income taxes	59	1,925	1,609	1,315	1,634	4,908	4,156
Income Tax	21	674	563	460	572	1,718	1,454
Net income	38	1,251	1,046	855	1,062	3,190	2,702
Preferred stock dividends	—	—	—	—	—	—	—

Net income available to common shareholders	$38	$1,251	$1,046	$855	$1,062	$3,190	$2,702

Total Consolidated:
Net interest income	$29,051	$29,320	$29,476	$28,338	$29,559	$116,185	$114,405
Provision for loan losses	1,478	2,920	4,165	2,923	4,442	11,486	31,089
Noninterest income	11,517	12,288	11,384	11,360	11,904	46,549	57,874
Noninterest expense:
Salaries and employee benefits	15,071	14,412	13,381	13,806	15,785	56,670	53,122
Occupancy	3,228	3,149	2,978	2,931	3,653	12,286	13,208
Data Processing	3,061	3,072	2,836	2,570	3,254	11,539	10,683
Other expenses	16,264	8,116	7,493	9,577	7,099	41,450	42,456

Total noninterest expense	37,624	28,749	26,688	28,884	29,791	121,945	119,469

Income before income taxes	1,466	9,939	10,007	7,891	7,230	29,303	21,721
Income Tax	88	3,262	3,329	2,606	2,558	9,285	7,285
Net income	1,378	6,677	6,678	5,285	4,672	20,018	14,436
Preferred stock dividends	412	443	442	441	1,118	1,738	3,577

Net income available to common shareholders	$966	$6,234	$6,236	$4,844	$3,554	$18,280	$10,859